Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-92661 on Form N–1A of our report dated September 12, 2023, relating to the financial statements and financial highlights of Fidelity Simplicity RMD Income Fund, Fidelity Simplicity RMD 2010 Fund, Fidelity Simplicity RMD 2015 Fund, Fidelity Simplicity RMD 2020 Fund,  Fidelity Simplicity RMD 2025 Fund, and Fidelity Simplicity RMD 2030 Fund and our report dated September 14, 2023, relating to the financial statements and financial highlights of Fidelity Managed Retirement Income Fund, Fidelity Managed Retirement 2010 Fund, Fidelity Managed Retirement 2015 Fund, Fidelity Managed Retirement 2020 Fund, Fidelity Managed Retirement 2025 Fund, Fidelity Managed Retirement 2030 Fund, and Fidelity Managed Retirement 2035 Fund, each a fund of Fidelity Income Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Income Fund for the year ended July 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 21, 2023